                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington DC  20549


                                 ___________________


                                       FORM 8-K

                                  __________________



                                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  NOVEMBER 18, 1997
                                    Date of Report
                          (Date of earliest event reported)



                              EVEREN CAPITAL CORPORATION
                (Exact name of registrant as specified in its charter)


                                       DELAWARE
                    (State or other jurisdiction of incorporation)



         1-13940                                          36-4019175
(Commission File Number)                   (IRS Employer Identification Number)


        77 WEST WACKER DRIVE                                60601
(Address of principal executive offices)                 (Zip Code)



                                    (312) 574-6000
                 (Registrant's telephone number, including area code)

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        ITEM 5.  OTHER EVENTS.  The following is a description of certain changes in the status of a lawsuit previously disclosed in the Company's annual report on Form 10-K and quarterly report on Form 10-Q for the quarter ended September 30, 1997.

         CUYAHOGA COUNTY, OHIO LITIGATION (JONES, ET AL. V. MCDONALD & CO., ET AL.). In August 1995 a lawsuit was filed in the Court of Common Pleas of Cuyahoga County, Ohio on behalf of the County of Cuyahoga (the "County"), the State of Ohio and the Board of County Commissioners against eight broker-dealers and banks, including EVEREN Securities, relating to investment losses suffered by the County and its Secured Assets Fund Earnings program (the "S.A.F.E. Fund"). Plantiffs' second amended complaint alleged that the defendants facilitated and assisted the staff of the County's investment department in engaging in certain investment activity that was risky and speculative and that violated the S.A.F.E. Fund's policies and procedures and certain state laws. The complaint sought unspecified compensatory damages and punitive damages, costs and attorneys' fees, alleging investment losses in the "tens of millions of dollars." On November 18, 1997, the Company and five other defendants each paid $1.375 million to settle the lawsuit.

                                      SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 18, 1997                    EVEREN Capital Corporation


                                              /s/ Janet L. Reali
                                             -------------------------------
                                             Janet L. Reali
                                             Senior Executive Vice President
                                             General Counsel and Secretary